Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Third Quarter 2024 Results
New York City, NY – November 4, 2024 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended September 30, 2024.
Reported GAAP net income (loss) of $30.2 million for the three months ended September 30, 2024, compared to $(3.8) million for the three months ended June 30, 2024. Reported diluted earnings per share ("EPS") to common stockholders of $0.30 for the three months ended September 30, 2024, compared to $(0.11) for the three months ended June 30, 2024.
Reported Distributable Earnings (a non-GAAP financial measure) of $(4.0) million, or $(0.10) per diluted common share on a fully converted basis(1), for the three months ended September 30, 2024, compared to $32.4 million, or $0.31 per diluted common share on a fully converted basis(1), for the three months ended June 30, 2024.
Third Quarter 2024 Summary
•Core portfolio principal balance as of September 30, 2024 of $5.2 billion:
◦Portfolio consisted of 157 loans with an average loan size of $33 million
◦99% of the Company's portfolio is in senior mortgage loans and approximately 95% is floating rate
◦74% of the portfolio is collateralized by multifamily properties and only 4% is collateralized by office properties
•Closed $380 million of new loan commitments at a weighted average spread of 421 basis points, bringing total commitments for the first three quarters of 2024 to $1.6 billion
•Funded $325 million of principal balance including future funding on existing loans and received loan repayments of $510 million
•Total liquidity of $1.1 billion, which includes $346 million in cash and cash equivalents
•Produced a third quarter GAAP and Distributable Earnings return on equity (a non-GAAP financial measure) of 7.9% and (2.6)%, respectively
•Declared third quarter common stock cash dividend of $0.355, representing an annualized 9.3% yield on book value per share, fully converted(1)
•GAAP and Distributable Earnings dividend coverage of 85% and (28)%, respectively
•Book value of $15.24 per diluted common share on a fully converted basis(1)
•Closed BSPRT 2024-FL11 ("FL11 CRE CLO"), a $1.024 billion managed Commercial Real Estate Collateralized Loan Obligation ("CLO"), resulting in financing of $886.2 million, with a 36 month re-investment period, advance rate of 86.5% and a weighted average interest rate of 1M Term SOFR+199 before accounting for discount and transaction costs
•During the quarter, sold 16 of the 21 remaining retail properties in the Walgreens Portfolio for a sale price of $60.9 million. The transaction was financed by the Company
Richard Byrne, Chairman and Chief Executive Officer of FBRT, said, “FBRT has originated over $1.6 billion in total commitments year-to-date in 2024. These new loans are some of the most attractive in our portfolio. We continue to make rapid progress turning over our book into loans underwritten at current cap rates. In all, 40% of our book has been underwritten since January 2023."
Further commenting on the Company's results, Michael Comparato, President of FBRT, added, “We are encouraged by paydowns on our legacy portfolio this quarter, receiving $510 million in repayments. Payoffs are a blessing and a curse, but in the current market environment we are pleased to see the liquidity of our portfolio. Equally as encouraging is the progress the team has made in our watchlist loans and REO portfolio. We continue to positively

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

resolve positions, modify loans, sell REO and clean up what we believe is overall a very healthy, multifamily-heavy loan portfolio."
Portfolio and Investment Activity
Core Portfolio: For the quarter ended September 30, 2024, the Company closed $380 million of new loan commitments, funded $325 million of principal balance on new and existing loans, and received loan repayments of $510 million. As of September 30, 2024, the Company had three loans on its watch list, two of which are risk rated a five and one risk rated a four.
Conduit: For the quarter ended September 30, 2024, the Company originated $70 million of fixed rate conduit loans and sold $132 million of conduit loans for a gain of $6.2 million, gross of related derivatives.
Real Estate Owned: During the third quarter, the Company sold 16 of the 21 remaining retail properties in the Walgreens Portfolio for a sale price of $60.9 million. The transaction was financed by the Company. The Company recorded an additional third quarter loss of $0.1 million, net of minority interest, related to the sale. In addition, the Company recorded a third quarter $3.5 million write down, net of minority interest, on the remaining five properties held within the Walgreens Portfolio. Both of these losses have been realized in GAAP Net Income and Distributable Earnings.
Allowance for Credit Losses: During the quarter, the Company recognized a net benefit for credit losses of $0.3 million, comprised of a $0.5 million asset-specific provision and a $0.8 million general allowance benefit.
Financing: On September 26, 2024, the Company closed the $1.024 billion FL11 CRE CLO, resulting in financing of $886.2 million, with a 36 month re-investment period, advance rate of 86.5% and a weighted average interest rate of 1M Term SOFR+199 before accounting for discount and transaction costs.
Book Value
As of September 30, 2024, book value was $15.24 per diluted common share on a fully converted basis(1).
Share Repurchase Program
On October 31, 2024, the Company's Board of Directors extended the Company's $65 million share repurchase program through December 31, 2025. As of October 30, 2024, $31.1 million remains available under the $65 million share repurchase program.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (i) perpetual preferred stock dividend payments and (ii) non-controlling interests in joint ventures.
As noted in (ii) above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.
Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock into common stock and the vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended September 30, 2024 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Tuesday, November 5, 2024, at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10193610/fdb52ca66a. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com?id=aTncCfPs. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2024, FBRT had approximately $6.3 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, impairments in the value of real estate property securing our loans or that we own, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$346,153	$337,595
Restricted cash	7,720	6,092
Commercial mortgage loans, held for investment, net of allowance for credit losses of $76,640 and $47,175 as of September 30, 2024 and December 31, 2023, respectively	5,077,476	4,989,767
Real estate securities, available for sale, measured at fair value, amortized cost of $210,256 and $243,272 as of September 30, 2024 and December 31, 2023, respectively (includes pledged assets of $210,656 and $167,948 as of September 30, 2024 and December 31, 2023, respectively)	210,656	242,569
Receivable for loan repayment(1)	196,314	55,174
Accrued interest receivable	37,517	42,490
Prepaid expenses and other assets	20,315	19,213
Intangible lease asset, net of amortization	40,554	42,793
Real estate owned, net of depreciation	113,848	115,830
Real estate owned, held for sale	284,423	103,657
Total assets	$6,334,976	$5,955,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$4,097,668	$3,567,166
Repurchase agreements and revolving credit facilities - commercial mortgage loans	183,761	299,707
Repurchase agreements - real estate securities	241,266	174,055
Mortgage note payable	23,998	23,998
Other financings	12,865	36,534
Unsecured debt	81,370	81,295
Interest payable	12,378	15,383
Distributions payable	36,240	36,133
Accounts payable and accrued expenses	14,013	13,339
Due to affiliates	15,630	19,316
Intangible lease liability, held for sale	1,805	12,297
Total liabilities	$4,720,994	$4,279,223
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of September 30, 2024 and December 31, 2023	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of September 30, 2024 and December 31, 2023	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 83,066,789 and 82,751,913 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	818	820
Additional paid-in capital	1,598,844	1,599,197
Accumulated other comprehensive income/(loss)	400	(703)
Accumulated deficit	(342,355)	(298,942)
Total stockholders' equity	$1,516,449	$1,559,114
Non-controlling interest	7,785	27,095
Total equity	$1,524,234	$1,586,209
Total liabilities, redeemable convertible preferred stock and equity	$6,334,976	$5,955,180
(1) Includes $196.1 million and $55.1 million of cash held by servicer related to the CLOs as of September 30, 2024 and December 31, 2023, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Income
Interest income	$134,142	$137,042	$398,253	$420,470
Less: Interest expense	89,884	77,973	257,942	224,347
Net interest income	44,258	59,069	140,311	196,123
Revenue from real estate owned	5,412	3,317	14,196	13,067
Total income	$49,670	$62,386	$154,507	$209,190
Expenses
Asset management and subordinated performance fee	$4,906	$7,908	$19,023	$24,893
Acquisition expenses	255	316	688	977
Administrative services expenses	3,801	3,566	7,365	10,993
Professional fees	3,588	4,153	11,536	11,761
Share-based compensation	2,134	1,255	6,020	3,505
Depreciation and amortization	1,387	1,513	4,221	5,514
Other expenses	5,709	2,856	11,274	9,323
Total expenses	$21,780	$21,567	$60,127	$66,966
Other income/(loss)
(Provision)/benefit for credit losses	$268	$(2,379)	$(34,790)	$(28,363)
Realized gain/(loss) on extinguishment of debt	—	(2,836)	—	2,201
Realized gain/(loss) on real estate securities, available for sale	55	(486)	143	110
Realized gain/(loss) on sale of commercial mortgage loans, held for sale, measured at fair value	6,228	933	13,125	3,027
Unrealized gain/(loss) on commercial mortgage loans, held for sale, measured at fair value	(615)	—	—	44
Gain/(loss) on other real estate investments	(2,193)	(4,112)	(8,436)	(7,142)
Trading gain/(loss)	—	(2,627)	—	(605)
Unrealized gain/(loss) on derivatives	322	(183)	1	(110)
Realized gain/(loss) on derivatives	(1,573)	67	(1,261)	684
Total other income/(loss)	$2,492	$(11,623)	$(31,218)	$(30,154)
Income/(loss) before taxes	30,382	29,196	63,162	112,070
(Provision)/benefit for income tax	(209)	1,799	(927)	2,408
Net income/(loss)	$30,173	$30,995	$62,235	$114,478
Net (income)/loss attributable to non-controlling interest	1,441	772	3,124	722
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$31,614	$31,767	$65,359	$115,200
Less: Preferred stock dividends	6,749	6,748	20,245	20,245
Net income/(loss) applicable to common stock	$24,865	$25,019	$45,114	$94,955

Basic earnings per share	$0.30	$0.30	$0.53	$1.14
Diluted earnings per share	$0.30	$0.30	$0.53	$1.14
Basic weighted average shares outstanding	81,788,091	82,210,624	81,865,672	82,410,725
Diluted weighted average shares outstanding	81,788,091	82,210,624	81,865,672	82,410,725

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common as of the three and nine months ended September 30, 2024 and 2023 (amounts in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Net Income (Loss)	$30,173	$30,995	$62,235	$114,478
Adjustments:
CLO amortization acceleration(1)	—	(1,294)	—	(3,959)
Unrealized (gain)/loss on financial instruments(2)	2,486	4,295	8,435	7,208
Unrealized (gain)/loss - ARMs	—	—	—	415
(Reversal of)/Provision for credit losses	(268)	2,379	34,790	28,363
Non-Cash Compensation Expense	2,134	1,256	6,020	3,506
Depreciation and amortization	1,387	1,513	4,221	5,514
Subordinated performance fee(3)	(3,438)	1,579	(6,150)	3,599
Realized (gain)/loss on debt extinguishment / CLO call	—	2,836	—	(2,201)
Realized Cash Gain/(Loss) Adjustment on REO(4)	(36,433)	(1,571)	(40,113)	(1,571)
Loan workout charges/(loan workout recoveries)(5)	—	—	—	(5,105)
Distributable Earnings	$(3,959)	$41,988	$69,438	$150,247
7.5% Series E Cumulative Redeemable Preferred Stock Dividend	(4,842)	(4,842)	(14,526)	(14,525)
Noncontrolling Interests in Joint Ventures Net (Income) / Loss	1,441	(276)	3,124	(326)
Noncontrolling Interests in Joint Ventures Adjusted Net (Income) / Loss DE Adjustments	(1,403)	772	(3,355)	(15)
Distributable Earnings to Common	$(8,763)	$37,642	$54,681	$135,381
Average Common Stock & Common Stock Equivalents(6)	1,349,076	1,402,370	1,370,048	1,406,481
GAAP Net Income/(Loss) ROE	7.9%	7.7%	4.9%	7.1%
Distributable Earnings ROE	(2.6)%	10.7%	5.3%	9.6%
GAAP Net Income/(Loss) Per Share, Diluted	$0.30	$0.30	$0.53	$1.14
GAAP Net Income/(Loss) Per Share, Fully Converted(7)	$0.30	$0.30	$0.57	$1.12
Distributable Earnings Per Share, Fully Converted(7)	$(0.10)	$0.43	$0.62	$1.53
________________________
(1) Before Q1 2024, we adjusted GAAP income for non-cash CLO amortization acceleration to effectively amortize the issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for approximately four years and amortized the financing costs over approximately four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings. Starting in Q1 2024, we amortized the issuance costs incurred on our CLOs over the expected lifetime of the CLOs in our GAAP presentation, making our previous adjustment no longer necessary.
(2) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(3) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
(4) Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of September 30, 2024, the Company has $11.9 million of GAAP loss adjustments that would run through distributable earnings if and when cash losses are realized.
(5) Represents loan workout charges the Company incurred, which the Company deemed likely to be recovered. Reversal of loan workout charges represent recoveries received. During the second quarter of 2023, the Company recovered $5.1 million of loan workout charges, in aggregate, related to the loan workout charges incurred in the first, second, and third quarters of 2022 amounting to $1.9 million, $3.0 million, and $0.2 million, respectively.
(6) Represents the average of all classes of equity except the Series E Preferred Stock.
(7) Fully Converted assumes conversion of our series of convertible preferred stock and full vesting of our outstanding equity compensation awards.